EXHIBIT 10.7





                            REPRESENTATION AGREEMENT
                            ------------------------

                     LSP Smart Products - Selbre Associates
                     ---------------------------------------
         This Agreement is between LSP Smart Products, Inc. ("LSP"), a Florida corporation, located at 545 Delaney Avenue, Building Two, Orlando, Florida 32801, [(407) 872-1161]; and, Selbre Associates ("Selbre"), a Maryland corporation, located at 7315 Wisconsin Avenue, 10th Floor, East Building, Bethesda, Maryland 20814, [(301) 656-1090].

         WHEREAS, LSP desires to achieve a cumulative revenue target of at least $13,000,000 over the next twenty-four (24) months (starting with the date this REPRESENTATION AGREEMENT is effective) in order to adequately prepare the company for an Initial Public offering ("IPO") of securities, or alternatively, a secondary offering;

         WHEREAS, LSP and Selbre believe that the Federal Government market offers significant opportunities for achieving said revenue target;

         WHEREAS, LSP wishes engage the assistance of Selbre in achieving this revenue target and Selbre wishes to provide advice, counseling and support in this regard;

         NOW, THEREFORE, in order to establish the parameters of a working relationship, and in consideration of the foregoing as well as the mutual covenants contained herein, the parties hereby agree as follows:

1.       Term.
         -----
         The term of this Agreement shall be for two years, beginning with the date that this Agreement is ratified by LSP's Board of Directors. Thereafter, this agreement may be extended or renewed for a fixed term, by mutual agreement of the parties.

         Alternatively, this agreement will continue in force for 30 day increments, unless terminated by mutual agreement, or until terminated by either party in accordance with Paragraph 7, "Termination", below.

2.       Confidentiality.
         ----------------

         The parties acknowledge that from time to time each may have access to certain confidential information, proprietary information and/or trade secrets of the other. Accordingly, each party agrees to hold such information in confidence and shall be bound by the terms of the Confidentiality/Non-Disclosure Agreement attached as Exhibit "A".

3.       Scope of Authority.
         -------------------

         Selbre shall not enter into contracts or commitments in the name of, or on behalf of, LSP. LSP will not exercise control over the amount of time the Selbre devotes in the performance of this Agreement. Moreover, during the course of this Agreement, Selbre shall be free to engage in other activities and representation and to market for other individuals or companies, provided that such activities/representation does not result in a conflict of interest with the services provided LSP. Further, such activities/representation may not violate the terms of Confidentiality/Non-Disclosure Agreement described in Section 2, above.

4.       Responsibilities of Selbre.
         ---------------------------
         Selbre will use its extensive in-house capabilities (in addition to the subcontracted services of selected experts) to provide Marketing and Sales support on a "best efforts" basis, to accomplish the following:

         v Establish initial contacts and arrange for introduction of potential teaming partners;

         v Register potential teaming partners in writing with LSP (see Exhibit
           "B" for sample registration form);

         v Explore potential Government business opportunities with respect to management's goals and objectives; Develop a general understanding of LSP's capabilities and product line;

         v Determine estimated market potential; Research and analyze competitors; Recommend corporate investment required to meet goals;

         v Provide assistance in developing a marketing methodology to designed to achieve revenue targets;

         v Provide assistance in developing a strategy to successfully integrate
           Government business with LSP's existing commercial sales and marketing organization;

         v Develop Federal agency relationships and establish appropriate levels of contact with key procurement officials; Identify sales opportunities; Identify unique circumstances that would establish a competitive edge for LSP;

         v On an "as-needed" basis, provide a "base of operations" for LSP's visits to the Washington DC area;

         v Conduct an on-going information gathering and analysis; Identify new programs, changes in relevant Government rules and regulations;

         v Provide contract administration and 72A reporting services, if and when specifically requested by LSP, at a 50% discount from Selbre's standard commercial hourly rates.

         v Furnish LSP with copies of written communications between Selbre and clients under contract to LSP.

         v On a regular basis, advise LSP of Selbre's activities. E-mail will be used as much as possible, as well as other streamlined methods of communication(s).

5.       Responsibilities of LSP.
         ------------------------
         LSP will:

         v Maintain an active and adequate sales force capable of pursuing and closing opportunities identified by Selbre.

         v Provide all available marketing tools such as brochures and presentation materials for Selbre's use;

         v Follow-up on a timely basis with potential clients and/or teaming partners;

         v Advise Selbre regularly of the status of any pending contracts in the Federal marketplace;

         v Cooperate fully with Selbre's efforts to assist LSP in reaching its revenue targets, and in general, conduct activities in such a way that does not frustrate the purpose(s) of this Agreement;

         v Advise Selbre of achievement of revenue targets on a monthly basis;

         v Remit to Selbre any compensation as specifically set forth in "Compensation Schedule", attached as Exhibit "C".

6.       Registration of Clients and/or Teaming Partners.
         ------------------------------------------------

         For information purposes, Selbre shall register potential clients and/or potential teaming partners with LSP. Such registration may be done by E-mail (see Exhibit "B" for sample registration form);

7.       Termination.
         ------------

         After the initial twenty-four (24) month terms, either party may terminate this Agreement by giving thirty (30) days' written notice to the other party. Any fees due to Selbre, as well as the Confidentiality provisions referenced in Section 2, above, shall survive this termination.

8.       Amendments.
         -----------

         This agreement may be amended with the written consent of both parties with notices given to the address(es) referenced above.

9.       Governing Law.
         --------------

         This Agreement shall be governed by the laws of the State of Florida. Should it be necessary to enforce the terms of this Agreement by litigation, the prevailing party shall be entitled to reasonable attorney fees and court costs.

10.      Ratification by LSP's Board of Directors.
         -----------------------------------------

         This Agreement shall be effective upon ratification by LSP's Board of Directors. LSP shall give Selbre prompt written notice of such ratification. Right to stock options, to be granted in accordance with the terms and conditions contained herein, shall vest upon the date this REPRESENTATION AGREEMENT is ratified by LSP's Board of Directors.

11.      Entire Agreement.
         -----------------

         This Agreement contains the entire understanding between the parties hereto relating to the subject matter hereof and as of its effective date shall supersede and cancel all previous negotiations, agreements, commitments, and writings in respect thereto. This Agreement may not be modified in any manner except by an instrument in writing signed by a duly authorized officer or representative of each of the parties hereto.



         On this 29th day of April 1999, this Agreement is entered into and agreed to by:



FOR:  LSP Smart Products, Inc.               FOR:  Selbre Associates, Inc.


/s/ Randolph Tucker                          /s/ Ronald L. Breland   4/28/99
----------------------------------           -------------------------------
                           (Date)            Ronald L. Breland, President (Date)

                              COMPENSATION SCHEDULE
                              ---------------------
1.       Consultation Fee.
         -----------------

In consideration of the actions to be taken by Selbre, as outlined in Section 4 of the REPRESENTATION AGREEMENT, LSP shall pay to Selbre a Consultation Fee of Four Thousand ($4,000.00) dollars per month, in advance, due and payable on the first day of every month. [The initial payment shall be due immediately upon the effective date of the REPRESENTATION AGREEMENT, and shall be prorated through the last day of the month the REPRESENTATION AGREEMENT becomes effective.] In general, this Consultation Fee shall be used as a "pass through" payment to acquire the subcontracted services of selected experts on LSP's behalf.

2.       Stock Options.
         --------------

In addition, LSP shall grant and deliver stock options to individual third-party beneficiaries Ronald L. Breland and Leonard A. Maisel ("Grantees"), as outlined below.

(A) The parties acknowledge that it is an underlying assumption of this Section 2 of the Compensation Schedule that LSP intends to effect a reverse merger with a fully-reporting corporate shell, and list the shares of the newly merged company on the NASDAQ Electronic Bulletin Board shortly after the effective date of the REPRESENTATION AGREEMENT.

(C) Stock options will be issued for the purchase of LSP common stock and will be immediately exercisable on the grant date. Such options will not be subject to taxation until exercised.

(D) The exercise price for all options shall be the price at which the initial bid for LSP stock is posted, once trading in LSP stock commences.

(E) Options will expire ten (10) years from the grant date.

(F) In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other changes in corporate structure or capitalization affecting the Common Stock, the parties shall agree on an appropriate adjustment to be made in the number, kind, option price, etc., of shares subject to Options granted.

(G) Options may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Grantee's lifetime, may be exercised only by said Grantee or by said Grantee's legal representative.

Number of Stock Options                     Grant Date
-----------------------                     ----------
(EACH to Ronald L. Breland(1)
and Leonard A. Maisel)

240,000 shares                                       Upon the execution of this Agreement.

60,000 shares                                        Date that LSP achieves a cumulative revenue target of
                                                     $3,000,000.

60,000 shares                                        Date that LSP achieves a cumulative revenue target of
                                                     $6,000,000.

60,000 shares                                        Date that LSP achieves a cumulative revenue target of
                                                     $9,000,000.

80,000 shares                                        Date that LSP achieves a cumulative revenue target of
                                                     $13,000,000.

3.       Travel Expenses.
         ----------------

[Any] travel expenses will be exclusive of the above and MUST be pre-approved by LSP. Travel expenses (to include meals, ground transportation, accommodations, and minor incidental expenses) will be reimbursed by LSP at cost, provided such costs are not excessive (i.e., costs are reasonable and customary for ordinary business class travel.



IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

LSP Smart Products, Inc.                             Selbre Associates

By: /s/ Randolph Tucker                              By: /s/ Ronald L. Breland
    --------------------------------                     -----------------------

Title: CEO                                           Title: President
      ------------------------------                       ---------------------
Date: 4-29-99                                        Date: 4/28/99
     -------------------------------                       ---------------------




--------
1 On a discretionary basis Ronald L. Breland reserves the right to have his options issued to Selbre Associates, Inc.